UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2024

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
New Jersey Board of Public Utilities (“NJBPU”) Approval of Settlement in New Jersey-American Water Company, Inc. (“New Jersey American Water”) General Rate Case
On September 4, 2024, the NJBPU issued an order (the “Order”) approving without modification the stipulation of settlement (the “Stipulation”) of a general rate case filed on January 19, 2024 by New Jersey American Water, a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”), seeking approximately $161.7 million of increased annualized water and wastewater revenues. The Stipulation was entered into on August 12, 2024 with the staff of the NJBPU and the New Jersey Division of Rate Counsel. The Order approves a $79.5 million annualized increase in New Jersey American Water’s water and wastewater revenues, effective as of September 15, 2024, based on (i) an authorized return on equity (“ROE”) of 9.6%, (ii) an authorized rate base of $5.05 billion, (iii) a common equity ratio of 55.00%, and (iv) a long-term debt ratio of 45.00%, compared to an authorized ROE of 9.6%, authorized rate base of $4.15 billion, a common equity ratio of 54.56% and a long-term debt ratio of 45.44%, all as approved in New Jersey American Water’s last general rate case in 2022. The annualized revenue increase is driven primarily by $1.3 billion of incremental capital investments since that last general rate case. New Jersey American Water will continue to defer as a regulatory asset or liability, as appropriate, until its next general rate case, the difference between its pension expense and other post-employment benefits (OPEB) expense and those amounts included in base rates.
A copy of the press release issued by New Jersey American Water on September 4, 2024 to announce the issuance of the Order has been filed as Exhibit 99.1 hereto and is incorporated herein by reference. References and links to websites and other information contained in this press release are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Press Release, dated September 4, 2024, issued by New Jersey American Water.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	September 4, 2024	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer
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